SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

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


                           THE SPORTS AUTHORITY, INC.
                             3383 North State Road 7
                          Ft. Lauderdale, Florida 33319


                    ----------------------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             To Be Held May 28, 1998
                    ----------------------------------------


To the Stockholders of
  THE SPORTS AUTHORITY, INC.

     Notice is hereby given that the Annual Meeting of Stockholders of The Sports Authority, Inc., a Delaware corporation (the "Company"), will be held at 9:00 a.m. on Thursday, May 28, 1998, at the Company's corporate headquarters located at 3383 North State Road 7, Fort Lauderdale, Florida 33319. Stockholders who desire to attend the Meeting should mark the appropriate box on the enclosed proxy. Persons who do not indicate attendance at the Meeting on the proxy will be required to present acceptable proof of stock ownership for admission to the Meeting.

     The Meeting will be held for the following purposes:

     1. To elect four Class I Directors of the Company, each to serve for a term of three years;

     2. To act on a proposal to approve the amendment and restatement of the Annual Incentive Bonus Plan;

     3. To act on a proposal to ratify the appointment of Price Waterhouse LLP as the Company's independent public accountants for the 1998 fiscal year; and

     4. To transact such other business as may properly come before the Meeting.

     Only stockholders of record at the close of business on March 30, 1998 are entitled to notice of and to vote at the Meeting and at any and all adjournments or postponements thereof. A list of stockholders entitled to vote at the Meeting will be available for inspection at the office of the Secretary of the Company, 3383 North State Road 7, Fort Lauderdale, Florida for at least ten days prior to the Meeting, and will also be available for inspection at the Meeting.


                                   By Order of the Board of Directors,


                                   /s/ Frank Bubb

                                   Frank W. Bubb, III
                                   Secretary

Ft. Lauderdale, Florida
April 27, 1998

                             YOUR VOTE IS IMPORTANT

EACH STOCKHOLDER IS URGED TO COMPLETE, SIGN, DATE AND MAIL PROMPTLY THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. RETURNING A SIGNED PROXY WILL NOT PREVENT YOU FROM ATTENDING THE MEETING AND VOTING IN PERSON, IF YOU SO DESIRE.

                           THE SPORTS AUTHORITY, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             To Be Held May 28, 1998

                                 ---------------
                                 PROXY STATEMENT
                                 ---------------


     This Proxy Statement is being mailed on or about April 27, 1998, and is furnished to the stockholders of The Sports Authority, Inc., a Delaware corporation (the "Company"), for the solicitation of proxies by the Board of Directors (the "Board") of the Company for use at the Annual Meeting of Stockholders of the Company (the "Meeting") to be held at 9:00 a.m. on Thursday, May 28, 1998, at the Company's corporate headquarters located at 3383 North State Road 7, Fort Lauderdale, Florida 33319, and at any and all adjournments or postponements thereof. Action will be taken at the Meeting upon (i) the election of four Class I Directors to serve for a term of three years, (ii) a proposal to approve the amendment and restatement of the Annual Incentive Bonus Plan, and
(iii) a proposal to ratify the appointment of Price Waterhouse LLP as the Company's independent public accountants for the Company's fiscal year ending January 24, 1999 (the "1998 fiscal year").


                       VOTING AND SOLICITATION OF PROXIES

     Only holders of record of the Company's common stock, par value $.01 per share ("Common Stock"), at the close of business on March 30, 1998 (the "Record Date") are entitled to notice of and to vote at the Meeting. At the Record Date, there were 31,649,576 shares of Common Stock ("Shares") outstanding. The presence, either in person or by proxy, of the holders of a majority of the Shares outstanding on the Record Date and entitled to vote at the Meeting is necessary to constitute a quorum at the Meeting. If a quorum is not present at the Meeting, the stockholders entitled to vote at the Meeting, present in person or by proxy, will have the power to adjourn the Meeting from time to time, without notice other than announcement at the Meeting, until a quorum is present or represented. At such adjourned Meeting at which a quorum is present or represented, any business may be transacted which might have been transacted at the Meeting as originally noticed. All abstentions and broker non-votes will be included as Shares that are present and entitled to vote for purposes of determining the presence of a quorum at the Meeting.

     Each stockholder will be entitled to one vote per share, in person or by proxy, for each Share held in such stockholder's name as of the Record Date on any matter submitted to a vote of stockholders at the Meeting. Shares represented by properly executed proxies received in time for voting at the Meeting will, unless such proxy has previously been revoked, be voted in accordance with the instructions indicated thereon. In the absence of specific instructions to the contrary, the persons named in the accompanying proxy intend to vote all properly executed proxies received by them (i) FOR the election of the Board's nominees as Directors, (ii) FOR approval of the amendment and restatement of the Annual Incentive Bonus Plan, and (iii) FOR the ratification of Price Waterhouse LLP as the Company's independent public accountants for the 1998 fiscal year. No business other than as set forth in the accompanying Notice of Annual Meeting is expected to come before the Meeting, but should any other matter requiring a vote of stockholders be properly brought before the Meeting, the persons named in the enclosed proxy will vote such proxy in accordance with their best judgment.

     Execution of the enclosed proxy will not prevent a stockholder from attending the Meeting and voting in person. Any proxy may be revoked at any time prior to the exercise thereof by delivering in a timely manner a written revocation or a new proxy bearing a later date to the Secretary of the Company, 3383 North State Road 7, Fort Lauderdale, Florida 33319, or by attending the Meeting and voting in person. Attendance at the Meeting will not, however, in and of itself constitute a revocation of a proxy.

     This solicitation is being made by the Board and its cost will be borne by the Company. Solicitation will be made by mail, and may be made personally or by telephone by officers and other employees of the Company who will not receive additional compensation for such solicitation. In addition, the Company has retained Corporate Investor Communications, Inc. to aid in the solicitation of proxies for a fee of $3,500. The Company will reimburse banks, brokerage firms, voting trustees and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to beneficial owners of Shares.

     For information with respect to advance notice requirements applicable to stockholders who wish to propose any matter for consideration or nominate any person for election as a Director at an annual meeting, see "Stockholder Proposals and Nominations" on page 19.


                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

     The Board is divided into three classes, designated Class I, Class II and Class III, each serving three-year terms. The Company's Certificate of Incorporation requires that such classes be as nearly equal in number of Directors as possible. There are currently ten Directors, of whom four are in Class I, three are in Class II and three are in Class III.

     The terms of the Company's four current Class I Directors, Jack A. Smith, Julius W. Erving, Martin E. Hanaka and W. Mitt Romney, expire at the Meeting. At the Meeting, four Class I Directors are to be elected to serve three-year terms commencing at the Meeting and ending in 2001 or until their respective successors are elected and qualified or until their earlier death, resignation or removal. Each of the current Class I Directors is being nominated by the Board to serve again as a Class I Director.

     Each of the four nominees has consented to serve as a Director if elected at the Meeting and, to the best knowledge of the Board, each of such nominees is and will be able to serve if so elected. If any such nominee is unavailable to stand for election at the Meeting, the persons named in the accompanying proxy intend to vote for such other person, if any, as may be designated by the Board, in the place of any nominee unable to serve.

     The Board recommends that stockholders vote "FOR" the Company's nominees as Directors. The election of the Class I Directors nominated will require the affirmative vote of a plurality of the Shares represented and voting in person or by proxy and entitled to vote at the Meeting. Abstentions and broker non-votes will not be counted as votes cast in connection with determining the plurality required to elect a Director and will have no effect on the outcome of that vote.

     Set forth below is a brief biography of each nominee for election as Class I Directors and of all other Directors who will continue in office.


                   NOMINEES FOR ELECTION AS CLASS I DIRECTORS

                              Term Expiring in 2001

     Jack A. Smith, age 62. Mr. Smith founded the Company and has served as Chairman of the Board since the Company's initial public offering on November 23, 1994 (the "Initial Public Offering"), and as Chief Executive Officer and a Director of the Company since its inception in 1987. He also served as President of the Company from its inception to February 1996. Prior to joining the Company, Mr. Smith served in various senior management positions, including Chief Operations Officer, with Herman's Sporting Goods, Inc. from 1981 to 1987. He is also a director of Darden Restaurants, Inc. (restaurants), Marks Bros. Jewelers, Inc. (specialty jewelry retailing), the National Sporting Goods Association (of which he is Chairman) and the National Retail Federation, and he is a member of the Board of Governors of the Nova University School of Business and Entrepreneurship.

     Julius W. Erving, age 48. Mr. Erving has served as a Director of the Company since May 1997. Since June 1997, Mr. Erving has served as Vice President of RDV Sports and as Executive Vice President of its division, the Orlando Magic Basketball Club. Mr. Erving engages in various product endorsements and promotions, which are managed by the Erving Group, Inc., of which he is the founder and President, a position he has held since 1979. Mr. Erving is a director of LCI International (long distance telephone service), Converse, Inc. (athletic shoes), Philadelphia Coca-Cola Bottling Company and Proffitts, Inc. (department stores).

     Martin E. Hanaka, age 48. Mr. Hanaka was elected as Vice Chairman and as a Director of the Company on February 2, 1998. From August 1994 until October 1997, Mr. Hanaka served as President and Chief Operating Officer of Staples, Inc., an office supply superstore retailer. Mr. Hanaka's extensive retail career has included serving as Executive Vice President of Marketing and as President and Chief Operating Officer of Lechmere, Inc. from September 1992 through July 1994, and serving in various capacities for 20 years at Sears Roebuck & Co., most recently as Vice President in charge of Sears Brand Central. Mr. Hanaka is also a director of Wil-Mar Industries, Inc. (marketing and distributing repair and maintenance products) and Nature's Heartland (food retailing).

     W. Mitt Romney, age 51. Mr. Romney has served as a Director of the Company since March 1995. Mr. Romney is the founder of Bain Capital, Inc. and its predecessor partnerships which manage five investment funds and which have initiated or invested in the acquisition of over 70 companies. Mr. Romney has been the Managing Partner of the first Bain Capital partnership since 1984, and of all subsequent Bain Capital partnerships, and Chief Executive Officer of Bain Capital, Inc. since 1990. He has also operated in the capacity of Chief Executive Officer and Chairman for Bain and Company, an international management consulting firm, from 1991 to 1993 and as a director of that company since 1993. Mr. Romney previously served on the Company's original Board of Directors until March 1990, when Kmart Corporation acquired the Company. Mr. Romney is also a director of Marriott International (hotels, food service and facilities management, retirement communities) and Staples, Inc. (office supply retailing). In addition, he is a member of the Visiting Committee of Harvard Business School, the Executive Board of the Boy Scouts of America, the National Advisory Council of the Brigham Young University School of Business, the Board of Trustees of the Belmont Hill School, the Board of City Year, and the Board of The Points of Light Foundation.


                          INCUMBENT CLASS II DIRECTORS

                              Term Expiring in 1999

     Nicholas A. Buoniconti, age 57. Mr. Buoniconti has served as a Director of the Company since January 1996. Since 1992, Mr. Buoniconti has served as Vice Chairman, Chief Operating Officer and a director of Columbia Laboratories (pharmaceutical research and development). Mr. Buoniconti is also a director of American Bankers Insurance Group (insurance).

     Steve Dougherty, age 50. Mr. Dougherty has served as a Director of the Company since March 1995. Mr. Dougherty is currently President, General Partner and a director of SLD Properties, Inc., a real estate concern based in Boca Raton, Florida, a position he has held since January 1993. Mr. Dougherty co-founded Office Depot, Inc., an office supply superstore retailer, and Mr. How Warehouse, a retail home improvement chain. He served as President, Chief Operating Officer and a director of Office Depot from March 1986 until his retirement in July 1990 and prior thereto served as an executive officer and a director of Mr. How Warehouse.

     Harold Toppel, age 73. Mr. Toppel has served as a Director of the Company since January 1995. Mr. Toppel is the founder and Chairman Emeritus of Pueblo International, Inc./Xtra Food Centers, a retail supermarket chain. Since his retirement from Pueblo in 1993, he has managed Toppel Partners, a family owned company active in the areas of real estate development, the ownership and operation of multi-family residential complexes and investments in various venture capital and equity situations. Mr. Toppel previously served on the Company's original Board of Directors until March 1990, when Kmart Corporation acquired the Company.

                          INCUMBENT CLASS III DIRECTORS

                              Term Expiring in 2000

     Carol Farmer, age 53. Ms. Farmer has served as a Director of the Company since January 1995. She is the founder of Carol Farmer Associates, Inc., a trend forecasting and retail consulting firm, and has served as its President since the company's inception in 1984. Prior to that, Ms. Farmer was Executive Vice President of Lerner Stores and Vice President of American Can Company (now
Primerica). She is also a director of The Lowes Companies, Inc. (home improvement retailing).

     Jack F. Kemp, age 62. Mr. Kemp has served as a Director of the Company since March 1997. Mr. Kemp was the Republican Party's candidate for Vice President of the United States in the 1996 general election. Mr. Kemp is a co-director of Empower America, a public policy and advocacy organization he co-founded in 1993. Prior to founding Empower America, he served for four years as Secretary of Housing and Urban Development. From 1971 to 1989, Mr. Kemp represented the Buffalo and western New York area in the United States House of Representatives, and for seven of those years he served as Chairman of the House Republican Conference. Mr. Kemp is also a director of American Bankers Insurance Group (insurance), Oracle Corporation (software), Everen Capital Corporation (securities brokerage), and Carson, Inc. (ethnic personal care products).

     Richard J. Lynch, Jr., age 46. Mr. Lynch has served as President and Chief Operating Officer of the Company since February 1996 and as a Director of the Company since June 1990. He previously served as Senior Vice President and Chief Financial Officer of the Company from January 1991 to February 1996. Mr. Lynch joined the Company as Vice President and Chief Financial Officer in June 1988 after serving as Chief Financial Officer for The SportsClub, Inc. from 1986 to 1987, and as Chief Financial Officer at various retail divisions of W. R. Grace and Co. from 1978 to 1986. Mr. Lynch is also a director of PETCO Animal Supplies, Inc. (pet food and supplies retailing).


Board of Directors Meetings and Committees

     During the fiscal year ended January 25, 1998 (the "1997 fiscal year") the Board held four Board meetings and the committees of the Board held a total of eight meetings. The membership and functions of the committees of the Board are as follows.

     The Audit Committee was established for the purpose of reviewing and making recommendations regarding the Company's engagement of independent public accountants, the annual audit of the Company's financial statements and the Company's internal controls, accounting practices and policies. The Audit Committee held three meetings during the 1997 fiscal year. The current members of the Audit Committee are Messrs. Dougherty (Chair), Kemp and Romney.

     The Compensation Committee was established for the purpose of determining the nature and amount of compensation for executive officers of the Company. The Compensation Committee also administers certain of the Company's employee benefit plans. The Compensation Committee held three meetings during the 1997 fiscal year. The current members of the Compensation Committee are Ms. Farmer (Chair) and Messrs. Buoniconti and Toppel.

     The Nominating Committee was established for the purpose of nominating individuals for election as Directors by the Company's stockholders. The Nominating Committee held one meeting during the 1997 fiscal year. The current members of the Nominating Committee are Mr. Romney (Chair) and Messrs. Buoniconti, Erving and Lynch. The Nominating Committee will consider nominees recommended by stockholders. Stockholders who desire to recommend nominees should contact the Company's Secretary at the address shown on page 1 of this Proxy Statement.

     The Executive Committee was established for the purpose of acting in the stead of the entire Board during the periods between regular Board meetings. The Board has delegated to the Executive Committee the power to act in lieu of and with the powers and authority granted to the Board in the management and direction of the Company, except as may be limited by Delaware General Corporation Law. The Executive Committee held no meetings during the 1997 fiscal year. The current members of the Executive Committee are Mr. Smith (Chair), Messrs. Buoniconti, Dougherty, Erving, Kemp, Romney and Toppel and Ms. Farmer.

     The Governance Committee was established for the purpose of considering issues relating to the governance of the Board and other matters prescribed by the Board. The Governance Committee held one meeting during the 1997 fiscal year. The Governance Committee consists of Messrs. Dougherty (Chair), Buoniconti, Erving, Kemp, Romney and Toppel and Ms. Farmer.

     During the 1997 fiscal year, all of the Directors attended more than 75% of the meetings of the Board and the committees on which they served, except Mr. Toppel, who missed three of nine meetings, and Mr. Kemp, who missed two of five meetings.


Compensation of Directors

     Each Director who is not an employee of the Company is compensated under the Director Stock Plan (the "Plan"). A plan year under the Plan is the period beginning on the day after the date of each annual meeting of the Company's stockholders and ending on the date of the next annual meeting. Under the Plan, each non-employee Director receives his or her entire annual retainer for the plan year in the form of restricted Shares valued at $25,000 on the first day of the plan year, unless the Director elects in advance to receive his or her retainer in the form of options to purchase Shares ("Options") at their fair market value on the first day of the plan year. The restrictions on restricted Shares lapse on the earlier of the end of the plan year or proportionally on the date the grantee ceases being a Director, in which case the remaining restricted Shares are forfeited. The Options, which are nonqualified stock options under the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), become exercisable at the end of the plan year for which they are granted and terminate on the earlier of ten years after the date of grant or three months after the grantee ceases being a Director. If a grantee ceases being a Director due to death or disability, or if a change in control of the Company occurs, the restrictions on the restricted Shares will lapse and the Options will be fully vested and exercisable.

     To determine the relationship between the number of retainer dollars a non-employee Director must forego and the number of Options he or she receives, the Plan requires the Compensation Committee to first determine the value of an option to purchase Shares for a ten-year period, as determined by the Black-Scholes option pricing formula, then to use the option pricing formula based on a stock price equal to 80% of the fair market value of a Share on the date of grant, and then to fix the number of Shares to be covered by the Option by dividing the annual retainer by one-half of the value of an Option, determined as set forth above. On May 29, 1997, each non-employee Director who elected to receive Options received Options to purchase 5,607 Shares at $17.88 per Share and each other non-employee Director received 1,398 restricted Shares.

     In  addition,   each   non-employee   Director  receives  $1,000  worth  of
unrestricted Shares for each Board meeting attended and $500 worth of unrestricted Shares for each Committee meeting attended, paid at the end of the calendar quarter in which the meetings occurred. No Shares granted or purchased under the Plan may be sold until at least six months after the date of grant or purchase.

                             EXECUTIVE COMPENSATION


Compensation Committee Report on Executive Compensation

     The Compensation Committee (the "Committee") is composed of three independent, non-employee Directors who have no "interlocking" relationships as defined by the Securities and Exchange Commission. The Committee's goal is to ensure the establishment and administration of executive compensation policies and practices that will enable the Company to attract, retain and motivate the management talent necessary to achieve the Company's goals and objectives.

     The Committee's executive compensation philosophy includes the following considerations:

     o A competitive mix of short-term (base salary and annual incentive bonus) and long-term (stock options and restricted stock) compensation opportunities which facilitate the Company's ability to attract and retain executive talent;

     o An emphasis on total cash compensation wherein base salaries generally reflect competitive industry levels and, when combined with annual incentive bonus opportunities, may produce total compensation at or above competitive levels if performance against predetermined objectives exceeds expectations;

     o Share ownership opportunities that align the interests of Company executives with the long term interests of stockholders; and

     o Recognition that, as an executive's level of responsibility increases, a greater portion of the total compensation opportunity should be based upon Share and other incentives and less upon base salary.

     The primary components of the Company's executive compensation program are:
(a) base salary; (b) annual cash incentive opportunities provided through the Annual Incentive Bonus Plan; and (c) long-term incentive opportunities provided through the grant of stock options and restricted stock. Each of these components is discussed separately in this report.

     The Committee compares total compensation levels for executive officers to compensation paid to executives at other retail companies with annual sales between $1 billion and $3 billion. The companies chosen for compensation comparisons in the most recent competitive study are not the same companies that comprise the published industry index in the stock price performance graph shown in "Comparative Stockholder Return" on page 12. The Committee believes that the most direct competitors for executive talent are not necessarily all of the companies that would be included in a published industry index for comparing total stockholder returns.

     Base Salary. Base salaries for Company executive officers are subject to annual review and adjustment on the basis of individual and Company performance, level of responsibility and competitive, inflationary, and internal equity considerations. The Committee generally attempts to set base salaries of executive officers at a level which is proximate to the "market" rate, as that rate is determined from information gathered from published surveys and independent compensation consulting firms. With respect to the $635,000 base salary established for Mr. Smith in March 1997 (a 15.5% increase from his previous base salary determined in March 1996), the Committee took into account the factors described above.

     Annual Cash Incentives. Under the Company's Annual Incentive Bonus Plan (the "Bonus Plan"), which is administered by the Committee, executive officers and certain other employees are eligible to receive cash bonuses based upon the Company's attainment of specific performance goals. The performance goals may be different from year to year, and expressed in either quantitative and/or qualitative terms, and to the extent applicable, performance against these goals must be determined in accordance with generally accepted accounting principles and reported upon by the Company's independent public accountants. Target incentive bonus opportunities are established at the beginning of the fiscal year for each executive officer and expressed as a percentage of the executive officer's competitive salary range midpoint. The Bonus Plan requires that a threshold level of performance be established, below which no bonus award would be made, levels of performance at which specified percentages of the target bonus would be paid, and a maximum level of performance above which no additional bonus would be paid. The Bonus Plan specifies that the maximum bonus payable to the Chief Executive Officer of the Company is limited to three times the salary range midpoint for the position. All other executive officers are limited to a maximum bonus payment of two times their salary range midpoint.

     On March 19, 1998, the Board, upon the recommendation of the Compensation Committee, amended and restated the Bonus Plan, subject to approval by the Company's stockholders. See "Approval of Amendment and Restatement of Annual Incentive Bonus Plan" on page 15.

     Beginning in 1996, the Bonus Plan was coordinated with the 1996 Stock Option and Restricted Stock Plan (the "1996 Stock Plan") to enable the Company's executives to elect in advance to forego a portion of their cash bonuses and to receive stock options in lieu thereof. See "Long-Term Incentives" below.

     For the 1997 fiscal year, the Company's performance fell short of the threshold level of performance and, as a result, no bonuses were paid to any of the Company's executives.

     Long-Term Incentives. The Company intends to foster an ownership culture that will encourage superior performance by its executives. To facilitate that culture, the Company has adopted and the stockholders have approved a stock option plan in 1994 (the "Stock Option Plan") and the 1996 Stock Plan. Both Plans are intended to align the executive's interests with the long-term interests of the Company's stockholders by providing incentives that focus attention on managing the Company from the perspective of an owner.

     Both Plans provide for the grant at fair market value of stock options with such vesting and exercise periods as the Committee may determine. In determining the number of Shares in a stock option grant, the Committee takes into consideration the individual's performance, the level of his or her position, as well as the individual's present and potential contribution to the success of the Company. The Committee intends to make periodic grants of stock options to the Company's management personnel including its executive officers. The 1996 Stock Plan also provides for the grant of restricted Shares.

     In addition, to encourage further equity ownership by its executives at the Vice President level and higher, the 1996 Stock Plan provides for the grant of bonus replacement options, under which these executives may elect in advance to forego a portion of their annual cash bonuses under the Bonus Plan and to receive options to purchase Shares at their fair market value on the date of grant, which is the same date the Committee determines bonuses under the Bonus Plan. Since no bonuses were granted to the Company's executives for the 1997 fiscal year, no bonus replacement options were granted.

     Policy with Respect to the $1 Million Deduction Limit. Section 162(m) of the Internal Revenue Code generally limits the corporate deduction for compensation paid to executive officers named in the proxy statement to $1 million, unless certain requirements are met. The Committee intends to consider carefully any plan or compensation arrangement that would result in the disallowance of compensation deductions. It will use its best judgment in such cases, however, taking all factors into account, including the materiality of any deductions that may be lost.


                                             Carol Farmer, Chair
                                             Nicholas A. Buoniconti
                                             Harold Toppel

Executive Compensation for Last Three Fiscal Years

     The following table shows the compensation for each of the last three fiscal years awarded to, earned by or paid to those persons who were, for the 1997 fiscal year, the Chief Executive Officer of the Company and its five other most highly compensated executive officers.


                           Summary Compensation Table

                                              Annual Compensation           Long-Term Compensation
                                            -----------------------     -------------------------------
                                                                            Shares
                                   Fiscal                                 Restricted        Underlying        All Other
Name and Principal Position         Year       Salary     Bonus (2)     Stock Awards(4)     Options(#)     Compensation(5)
---------------------------        -----    ----------   ----------     ---------------     -----------    --------------
Jack A. Smith                       1997    $  635,000   $        0      $        0           35,000         $   20,938
   Chairman of the Board            1996       550,000      396,710(3)    1,335,000           67,500(3)          24,710
   and Chief Executive              1995       500,000      324,307          40,536           37,500             20,481
   Officer

Richard J. Lynch, Jr                1997       375,000            0               0           20,000             15,237
   President and                    1996       325,000      230,368(3)            0           40,000(3)          13,691
   Chief Operating Officer          1995       250,000      143,853          10,787           22,500             10,140

Robert J. Timinski                  1997       250,000            0               0           10,000              9,184
   Executive Vice President         1996       220,000      184,383(3)            0           19,200(3)           6,459
   and Chief Merchandising          1995       200,000      101,378          12,672           12,000              5,299
   Officer

Arnold D. Sedel                     1997       235,000            0               0            7,000              7,220
   Senior Vice President,           1996       215,000      148,554(3)      480,000           15,207(3)           8,915
   Stores                           1995       200,000       81,520           4,078            9,000                  0

Anthony F. Crudele                  1997       180,000            0               0            7,000              4,736
   Senior Vice President            1996       160,000      105,609(3)            0           14,307(3)           6,180
   and Chief Financial
   Officer (1)

Samuel G. Allen                     1997       180,000            0               0            7,000              2,605
   International                    1996       160,000      104,484(3)            0           15,445(3)               0
   President (1)                    1995       115,385       62,770           4,706            9,000              1,227

----------

(1) Mr. Crudele became an executive officer when he was promoted to his current position in February 1996. Mr. Allen became an executive officer when he joined the Company as its International President in April 1995.

(2) The bonus shown for each year is the bonus earned in that year and paid in March of the following year.

(3) The amount of the 1996 bonus shown is the amount of cash paid in March 1997. Each of the executive officers named in the table elected in advance to forego a portion of his 1996 bonus and to receive an option to purchase Shares in lieu thereof under the 1996 Stock Plan. See the discussion of bonus replacement options in the Compensation Committee Report on page 7. The option exercise price is $19.25 per share, the fair market value of a Share on the date of grant, and the amount of bonus foregone in exchange for an option to purchase one Share was $4.71. The amount of bonus foregone by each such executive officer, which is excluded from the 1996 bonus shown in the table, and the number of Shares underlying options granted in lieu thereof, which is included in the number of Shares underlying options shown in the table, are as follows: Mr. Smith, $70,650 and 15,000 Shares; Mr. Lynch, $47,100 and 10,000 Shares; Mr. Timinski, $28,260 and 6,000 Shares; Messrs. Sedel and Crudele, $24,996 and 5,307 Shares; and Mr. Allen $26,121 and 5,545 Shares. These bonus replacement options became exercisable on March 11, 1998 and expire on March 11, 2007. If the executive officer's employment had terminated for any reason before March 11, 1998, the option would have been forfeited and the amount of bonus foregone would have been paid to the executive officer without interest.

(4) The amounts shown for 1996 represent the value of the 66,750 restricted Shares of Common Stock granted to Mr. Smith and the 24,000 restricted Shares granted to Mr. Sedel, respectively, under the 1996 Stock Plan on May 30, 1996. The restricted Shares granted to Mr. Smith vest at the rate of 25% per year on June 21 of each year from 1997 through 2000, and will be restricted from resale until the latter date. The restricted Shares granted to Mr. Sedel vest at the rate of 16.7% on June 5 of each year from 1997 through 2002, and will be restricted from resale until the latter date.

     The amounts shown for 1995 represent the 20% discount from the closing price of the Shares on the purchase on March 26, 1996 of restricted Shares under the Management Stock Purchase Plan with the portion of the executive officer's bonus for 1995 designated by such executive officer for such purchase. The restricted Shares purchased are generally subject to forfeiture and are restricted from the resale for three years from the purchase date.

     Restricted Shares receive dividends at the same rate as all other Shares. As of January 25, 1998, the number and value (based on the closing price of the Shares of $11.125 on that date) of all restricted Shares (net of purchase price) held by Mr. Smith was 79,619 Shares and $723,612, and the number and value of all restricted share units (net of purchase price) held by Mr. Smith was 104,969 and $167,740. The number and value (net of purchase price) of all restricted Shares held by Mr. Sedel was 23,675 and $247,093. The number of restricted Shares held by the remaining executive officers named in the table was as follows: Mr. Lynch, 3,425; Mr. Timinski, 4,021; Mr. Crudele, 1,900; and Mr. Allen, 1,494. The value of these Shares (net of purchase price) at January 25, 1998 was negative since the original purchase price of these restricted Shares exceeded the January 25, 1998 closing price of $11.125.

(5) "All Other Compensation" in the 1997 fiscal year consists of Company contributions credited under the 401(k) Savings and Profit Sharing Plan and the Supplemental 401(k) Savings and Profit Sharing Plan.

Stock Options

     The following table sets forth certain information with respect to stock options granted during the 1997 fiscal year (including the bonus replacement options granted in lieu of a portion of the bonus for 1996) under the 1996 Stock Plan to the executive officers named in the Summary Compensation Table on page
8. These option grants are also included under the heading "Shares Underlying Options" in that table. The hypothetical realizable values for each option grant are shown based on compound annual rates of Share price appreciation of 0%, 5% and 10% from the grant date to the expiration date. The assumed rates of appreciation are for illustration purposes only and are not intended to predict future Share prices, which will depend upon market conditions and the Company's future performance and prospects.


                  Stock Options Granted in the 1997 Fiscal Year

                                               % of Total
                                               Number of                                Potential Realizable Value
                                  Number of      Options                                  at Assumed Annual Rates
                                   Shares      Granted to                               of Share Price Appreciation
                                 Underlying     Employees   Exercise                        for Option Term ($)
                                   Options      in 1997       Price     Expiration     ----------------------------
Name                             Granted(1)    Fiscal Year  ($/Share)     Date(2)      0%       5%          10%
----                              ---------     ---------    -------     --------      ---  ----------  -----------
Jack A. Smith                      50,000         7.97%      $19.25       3/11/07      -0-   $605,311    $1,533,977
Richard J. Lynch, Jr.              30,000         4.78%       19.25       3/11/07      -0-    363,187       920,386
Robert J. Timinski                 16,000         2.55%       19.25       3/11/07      -0-    193,700       490,873
Arnold D. Sedel                    12,307         1.96%       19.25       3/11/07      -0-    148,991       377,573
Anthony F. Crudele                 12,307         1.96%       19.25       3/11/07      -0-    148,991       377,573
Samuel G. Allen                    12,545         2.00%       19.25       3/11/07      -0-    151,873       384,875

----------

(1) All options granted in the 1997 fiscal year are exercisable at a price equal to the fair market value of a Share on the date of grant. All such options become exercisable March 11, 2000 if the executive remains in the employ of the Company through that date, except that the bonus replacement options granted in lieu of a portion of the bonus for 1996, as described in note 3 to the Summary Compensation Table on page 8, became exercisable on March 11, 1998. Exercisability is accelerated upon death, total and permanent disability, a change in control of the Company, or termination of employment after the executive reaches age 65 and has ten years of employment. See also "Employment and Severance Agreements" on page 11.

(2) If the executive's employment terminates for any reason other than cause, the options will terminate three months after termination, and if the executive's employment terminates for cause, the option will terminate immediately.

     The following table shows for the executive officers named in the Summary Compensation Table on page 8 the number and value of all stock options exercised during the 1997 fiscal year and the stock options held at the end of the fiscal year.


             Aggregated Option Exercises in the 1997 Fiscal Year and
                          Fiscal Year-End Option Values

                                                         Number of Shares Underlying       Value of Unexercised
                               Shares                        Unexercised Options           In-the-Money Options
                             Acquired on       Value     at End of 1997 Fiscal Year     at End of 1997 Fiscal Year
Name                          Exercise       Realized     Exercisable/Unexercisable    Exercisable/Unexercisable(1)
----                         -----------     --------    ---------------------------   ----------------------------
Jack A. Smith                    -0-            -0-           150,936 / 140,000                   -0- / -0-
Richard J. Lynch, Jr.            -0-            -0-            78,532 /  82,500                   -0- / -0-
Robert J. Timinski               -0-            -0-            47,509 /  41,200                   -0- / -0-
Arnold D. Sedel                  -0-            -0-            46,610 /  31,207                   -0- / -0-
Anthony F. Crudele               -0-            -0-            17,640 /  26,557                   -0- / -0-
Samuel G. Allen                  -0-            -0-               -0- /  31,445                   -0- / -0-

----------

(1) Calculated based on the closing price of the Shares of $11.125 on January 25, 1998, less the option exercise price.

Retirement Benefits

     In March 1996, the Company adopted an unfunded Supplemental Executive Retirement Plan for its senior executives, including the executives named in the Summary Compensation Table on page 8. Under the plan, Messrs. Smith, Lynch and Sedel are entitled to receive a monthly benefit starting at age 65 of $2,220, $372 and $128, respectively, in respect of their service while the Company was a wholly-owned subsidiary of Kmart Corporation. In addition, the following table shows the annual retirement benefits that a plan participant (other than Messrs. Smith and Sedel, who have instead received grants of restricted Shares under the 1996 Stock Plan) would receive without offset for Social Security or other benefits for a period of twenty years, assuming he or she had retired at age 65 with twenty years of service effective February 1, 1998.


                               Pension Plan Table

                                                     Annual Retirement Benefits
                                                        Years of Service (1)
 Average Final            -------------------------------------------------------------------------------------
Compensation(2)                  5                      10                       15                    20
---------------              --------               ---------                ---------             ---------
   $200,000                  $17,500                 $ 35,000                 $ 52,500              $ 70,000
    300,000                   26,250                   52,500                   78,750               105,000
    400,000                   35,000                   70,000                  105,000               140,000
    500,000                   43,750                   87,500                  131,250               175,000
    600,000                   52,500                  105,000                  157,500               210,000

----------

(1) For purposes of calculating years of service, only the period after June 1990 during which the executive served at the level of Vice President or higher is included. No more than twenty years of service is used to calculate retirement benefits. As of February 1, 1998, Messrs. Lynch,
     Timinski, Crudele and Allen had 8, 4, 7 and 3 years of service, respectively, as defined in the plan.

(2) Average final compensation under the plan is the average of compensation for the three complete calendar years out of the executive's last five complete calendar years of service during which his or her compensation was highest. Compensation includes base salary and annual bonus (including the amount of bonus foregone in exchange for bonus replacement options) in the year received.

Employment and Severance Arrangements

     The Company has entered into certain severance and change in control agreements with Messrs. Smith, Lynch, Timinski, Sedel and Allen.

     The agreement with Mr. Smith, which was entered into on August 29, 1996, provides that he will continue to render services for the Company as its Chief Executive Officer until June 30, 2000, subject to the provisions of the agreement. If Mr. Smith's employment is terminated other than for cause (as defined in the agreement) or is terminated by death, the Company will pay Mr. Smith (or his estate) through June 30, 2000 monthly payments equal to his monthly base salary at the time of termination, plus one-twelfth of the "on plan" bonus amount targeted for him under the Bonus Plan for the fiscal year in which termination occurs, and will provide certain medical and dental benefits for Mr. Smith and his wife. In addition, all of Mr. Smith's unvested stock options, restricted Shares and restricted share units granted under the Management Stock Purchase Plan (but not the restricted Shares granted under the 1996 Stock Plan) will vest on the termination of his employment. The agreement also provides that, if Mr. Smith terminates his employment between March 31, 1997 and June 30, 2000, he will receive the benefits described above, except that the period during which payments in respect of salary and bonus are payable may not exceed one year and the unvested restricted Shares and restricted share units will not vest on termination. The agreement also provides that, if there is a change in control (as defined in the agreement) of the Company, and if Mr. Smith's employment is terminated (i) by the Company other than for cause (as defined in the agreement), (ii) at his election for good reason (as defined in the agreement), or (iii) by his death, in each case within two years after the change in control, the Company will pay Mr. Smith a lump sum cash payment equal to 2.99 times the sum of his annual rate of base salary at the time of termination or immediately prior to the change in control, whichever is greater, and the "on plan" bonus amount targeted for him under the Bonus Plan for the fiscal year in which termination occurs or the fiscal year immediately prior to the change in control, whichever bonus amount is greater. This lump sum payment is subject to reduction as necessary to prevent it from being treated as an "excess parachute payment" under Section 280G of the Internal Revenue Code. Finally, the agreement obligates Mr. Smith not to compete against the Company, solicit its employees or disclose confidential information about the Company before June 30, 2000.

     Each of the agreements between the Company and Messrs. Lynch, Timinski and Sedel provides that if the officer's employment is terminated other than for cause or disability (as defined in the agreement) or at such officer's election for good reason (as defined in the agreement), the officer would be entitled to severance benefits. These severance benefits include monthly payments equal to the officer's monthly base salary at the time of termination, plus one-twelfth of the "on plan" bonus amount targeted for such officer under the Bonus Plan for the fiscal year in which termination occurs. Such monthly severance payments commence in the month of termination and continue for 12 full calendar months, unless termination occurs within two years after a change in control (as defined in the agreement) of the Company, in which case severance payments continue for 24 full calendar months and are equal to the officer's monthly base salary at the time of termination or immediately prior to the change in control, whichever is greater, plus one-twelfth of the "on plan" bonus amount targeted for such officer under the Bonus Plan for the fiscal year in which termination occurs or the fiscal year immediately prior to the change in control, whichever bonus amount is greater. The severance agreement with Mr. Allen is substantially similar to those described above except that it contains no change in control provisions.

Comparative Stockholder Return

     The following line graph compares the cumulative total stockholder return on the Shares from November 17, 1994, the date of the Initial Public Offering, through January 25, 1998 with the cumulative total return on the Standard & Poor's 500 Stock Index ("S&P 500 Index") and the Dow Jones Retailers - All Specialty Index ("D J Retailers - All Specialty Index") for the same period. In accordance with the rules of the Securities and Exchange Commission, the returns are indexed to a value of $100 at November 17, 1994 and assume reinvestment of all dividends.


                Comparison of Cumulative Total Stockholder Return


          The Sports Authority, Inc., S&P 500 Index and D J Retailers -
                               All Specialty Index


 [THE FOLLOWING TABLE WAS REPRESENTED BY A LINE CHART IN THE PRINTED MATERIAL.]


                     The Sports               DJ Retailers -
Date               Authority, Inc.           All Speciality          S&P 500
----               ---------------           ---------------         -------
11/17/94                $100                       $100                 $100
1/20/95                   92                         94                  101
1/26/96                   97                         97                  137
1/24/97                  140                        118                  174
1/23/98                   88                        179                  219

                            OWNERSHIP OF COMMON STOCK

     The following table sets forth certain information concerning the beneficial ownership of Shares by each stockholder who is known by the Company, based on the most recent Schedules 13G filed with the Securities and Exchange Commission, to own beneficially more than 5% of the outstanding Shares. This information is shown as of December 31, 1997. The table also sets forth information concerning the beneficial ownership of Shares by each Director and the executive officers named in the Summary Compensation Table on page 8 and by all Directors and executive officers as a group, as of March 30, 1998. Except as otherwise indicated, all persons listed below have sole voting power and sole dispositive power with respect to the number of Shares shown, except to the extent that power is shared by spouses under applicable law.

                                                                                               Percent of Shares
Name and Address                                                         Number of Shares       Outstanding (1)
----------------                                                         ----------------       ---------------
JUSCO Co., Ltd. ....................................................        3,030,000                9.6%
51-1, 1-chome,
Nakase, Mihama-ku,
Chiba-shi, Chiba 261, Japan
Wellington Management Company ......................................        2,348,500(2)             7.4%
75 State Street
Boston, MA 02109
The Capital Group Companies, Inc. and
The Capital Research and Management Company ........................        2,295,360(3)             7.2%
333 South Hope Street
Los Angeles, CA 90071
Jack A. Smith ......................................................          434,950(4)             1.4%
Richard J. Lynch, Jr. ..............................................          160,655(5)               *
Robert J. Timinski .................................................          126,712(6)               *
Arnold D. Sedel ....................................................          107,887(7)               *
Anthony F. Crudele .................................................           43,087(8)               *
Samuel G. Allen ....................................................           16,999(9)               *
Nicholas A. Buoniconti .............................................           10,926(10)              *
Steve Dougherty ....................................................          117,182(10)              *
Julius W. Erving ...................................................            1,523(11)              *
Carol Farmer .......................................................            9,417(10)              *
Jack F. Kemp .......................................................            1,763(11)              *
W. Mitt Romney .....................................................           10,183(10)              *
Harold Toppel ......................................................           76,590(10)              *
All Directors and executive officers as a group (15 persons) .......        1,167,874                3.6%

----------

*    Represents less than one percent.

(1) The percentage shown for each stockholder listed is calculated by including in the total Shares outstanding the number of Shares, if any, which the stockholder has the right to acquire before May 29, 1998 upon the conversion of the Company's 5.25% Convertible Subordinated Notes due 2001 (at a conversion price of $32.635 per share) held by that stockholder or upon the exercise of options granted under the Stock Option Plan, the 1996 Stock Plan or the Director Stock Plan.

(2) The person named reported shared voting power with respect to 1,874,100 of the Shares shown and shared dispositive power with respect to all Shares shown.

(3) The persons named reported sole dispositive power with respect to all of the Shares shown but no voting power. The Shares reported include 337,060 Shares which the persons named have the right to acquire upon conversion of $11,000,000 principal amount of the Company's 5.25% Convertible Subordinated Notes due 2001.

(4) Includes 12,869 restricted Shares and 46,903 restricted share units (which cannot be voted and with respect to which Mr. Smith has no dispositive power) purchased pursuant to the Management Stock Purchase Plan; 66,750 restricted Shares granted under the 1996 Stock Plan; 2,908 Shares purchased under the Employee Stock Purchase Plan, 2,835 of which are unrestricted; 2,564 Shares held under the 401(k) Savings and Profit Sharing Plan; 203,436 Shares with respect to which options granted under the Stock Option Plan and the 1996 Stock Plan are exercisable or will become exercisable on or before May 29, 1998; 1,532 Shares which Mr. Smith has the right to acquire upon conversion of $50,000 principal amount of the Company's 5.25% Convertible Subordinated Notes due 2001; and 97,988 unrestricted Shares.

(5) Includes 3,425 restricted Shares purchased pursuant to the Management Stock Purchase Plan; 2,643 Shares purchased under the Employee Stock Purchase Plan, all of which are unrestricted; 2,666 Shares held under the 401(k) Savings and Profit Sharing Plan; 111,032 Shares with respect to which options granted under the Stock Option Plan and the 1996 Stock Plan are exercisable or will become exercisable on or before May 29, 1998; and 40,889 unrestricted Shares.

(6) Includes 4,021 restricted Shares purchased pursuant to the Management Stock Purchase Plan; 2,078 Shares held under the 401(k) Savings and Profit Sharing Plan; 65,509 Shares with respect to which options granted under the Stock Option Plan and the 1996 Stock Plan are exercisable or will become exercisable on or before May 29, 1998; and 55,104 unrestricted Shares.

(7) Includes 1,293 restricted Shares purchased pursuant to the Management Stock Purchase Plan; 22,382 restricted Shares granted under the 1996 Stock Plan; 386 Shares held under the 401(k) Savings and Profit Sharing Plan; 60,917 Shares with respect to which options granted under the Stock Option Plan and the 1996 Stock Plan are exercisable or will become exercisable on or before May 29, 1998; and 22,909 unrestricted Shares.

(8) Includes 1,900 restricted Shares purchased pursuant to the Management Stock Purchase Plan; 1,060 Shares held under the Employee Stock Purchase Plan, of which 911 are unrestricted; 1,865 Shares held under the 401(k) Savings and Profit Sharing Plan; 28,197 Shares with respect to which options granted under the Stock Option Plan and the 1996 Stock Plan are exercisable or will become exercisable on or before May 29, 1998; and 10,065 unrestricted Shares.

(9) Includes 1,494 restricted Shares purchased pursuant to the Management Stock Purchase Plan; 960 Shares held under the 401(k) Savings and Profit Sharing Plan; and 14,545 Shares with respect to which options granted under the Stock Option Plan and the 1996 Stock Plan are exercisable or will become exercisable on or before May 29, 1998.

(10) Included in the number shown for each of these Directors is 5,607 Shares with respect to which options granted under the Director Stock Plan become exercisable on or before May 29, 1998. See "Compensation of Directors" on page 5.

(11) Included in the number shown for each of these Directors is 1,398 restricted Shares granted under the Director Stock Plan. See "Compensation of Directors" on page 5.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's Directors and executive officers to file with the Securities and Exchange Commission and the New York Stock Exchange initial reports of beneficial ownership on Form 3 and reports of changes in beneficial ownership of Shares on Form 4 or Form 5. Copies of all such Section 16(a) reports are required to be furnished to the Company. These filing requirements also apply to holders of more than ten percent of the Shares. To the Company's knowledge, based solely on a review of the copies of Section 16(a) reports furnished to the Company for the 1997 fiscal year, and on representations furnished to the Company indicating that no Form 5 was due, all reports were filed on a timely basis except that one Form 3 was filed late by Mr. Erving and one Form 4 reporting one transaction was filed late by Ms. Farmer.

                              CERTAIN TRANSACTIONS

     In January 1995, the Company entered into a Joint Venture Agreement with JUSCO Co., Ltd. ("JUSCO"), a major Japanese retailer, which owns 9.6% of the outstanding Shares. In the Joint Venture Agreement, as amended in 1996, the Company and JUSCO agreed to develop and operate The Sports Authority stores in Japan through a jointly owned Japanese corporation, Mega Sports Co., Ltd. ("Mega Sports"), of which 51% is owned by the Company and 49% by JUSCO. At the end of the 1997 fiscal year, Mega Sports operated seven stores in Japan.

     As contemplated by the Joint Venture Agreement, the Company has entered into a License Agreement and a Services Agreement with Mega Sports, and JUSCO has entered into a Services Agreement with Mega Sports. JUSCO's Services Agreement with Mega Sports requires JUSCO to provide certain management and other services to Mega Sports in exchange for a fee equal to 1% of Mega Sports' gross sales and reimbursement of reasonable expenses. In the 1997 fiscal year, the total amount of this fee was $487,000. This Agreement expires on January 31, 2000 and is automatically renewed for successive five year periods unless terminated by either party, and terminates automatically if JUSCO ceases to have an ownership interest in Mega Sports.


                                   PROPOSAL 2

                  APPROVAL OF THE AMENDMENT AND RESTATEMENT OF

                         THE ANNUAL INCENTIVE BONUS PLAN

     On March 19, 1998, upon the recommendation of the Compensation Committee, the Board amended and restated the Annual Incentive Bonus Plan (the "Plan"), subject to approval by the Company's stockholders at the Meeting. The Plan was originally adopted in November 1994 in accordance with applicable proposed Treasury regulations to permit it to serve as a qualified performance-based compensation program under Section 162(m) of the Internal Revenue Code ("Section 162(m)") in order to preserve the Company's tax deduction for bonuses paid under the Plan to those executive officers subject to Section 162(m). Subsequently, the Internal Revenue Service adopted final Treasury regulations under Section 162(m), which included a transition period for plans previously adopted. The last plan year covered by this transition period was 1997. Therefore, in order to preserve the Company's tax deduction for bonuses paid for future plan years, the Board has amended and restated the Plan in certain minor respects, has extended its term to include a 2002 plan year, and is submitting it for stockholder approval. The Plan as amended and restated is described below and the complete text of the Plan as amended and restated is set forth in Exhibit A.

     The Board recommends that stockholders vote "FOR" approval of the Plan. The affirmative vote of the holders of a majority of the Shares present in person or by proxy and entitled to vote at the Meeting is required to approve the Plan. In determining whether this proposal has received the requisite number of affirmative votes, abstentions will be counted and will have the same effect as a vote against the proposal and broker non-votes will have no effect.


Description of the Plan

     Purpose

     The purpose of the Plan is (i) to attract and retain highly-qualified executives by providing appropriate performance-based short-term incentive awards, (ii) to align executive and stockholder long-term interests by creating a direct link between executive compensation and stockholder return, and (iii) to serve as a qualified performance-based compensation program under Section 162(m) to preserve the Company's tax deduction for compensation paid under the Plan to executives subject to Section 162(m).

     Effective Date and Term

     The Plan, as amended and restated, became effective on March 19, 1998, subject to approval by the stockholders at the Meeting. No bonuses may be granted under the Plan with respect to any plan year after 2002. Under the Plan, a "plan year" means the Company's fiscal year.

     Administration

     The Plan is administered by the Compensation Committee of the Board (the "Committee"). Each member of the Committee may be an "outside director" under
Section 162(m) and the regulations promulgated thereunder. The Committee has the authority and sole discretion to administer the Plan, including the authority and discretion to grant bonuses, determine the persons to whom and the time or times at which bonuses will be granted, to determine the terms, conditions, restrictions and performance criteria relating to any bonus (including partial payment of any bonus upon a participant's termination of employment due to death or disability), to make adjustments in the performance goals in response to changes in applicable laws, regulations or accounting principles to the extent permitted by Section 162(m), to determine compensation payable upon attainment of performance goals, to construe and interpret the Plan and any bonus, to make factual determinations and to establish and amend rules for the administration of the Plan. All actions by the Committee will be conclusive and binding on all parties.

     Amendment or Termination of the Plan

     The Board may from time to time amend or terminate the Plan, provided that no amendment that requires stockholder approval in order to comply with Section 162(m) will be effective unless the amendment is approved by the Company's stockholders.

     Eligibility

     The Committee may grant bonuses under the Plan to the Chief Executive Officer of the Company and the other four most highly compensated officers of the Company who are subject to Section 162(m) (the "Covered Employees") and other officers and key employees of the Company and its subsidiaries ("participants"). In determining the individuals to whom bonuses will be granted, the Committee will consider such factors as it may deem relevant in connection with accomplishing the purposes of the Plan. There are currently 23 Covered Employees, officers and key employees eligible to participate in the Plan.

     Performance Goals

     For each plan year, the Committee must establish in writing objective performance goals and the threshold, target and maximum bonus payments that may be made if the performance goals are met. The Committee must act within the first 90 days of the plan year, or by such other date required or permitted pursuant to Section 162(m).

     Performance goals may be expressed in terms of (i) the Company's return on equity, assets, capital or investment, (ii) pre-tax or after-tax profit levels,
(iii) expense reduction levels, (iv) implementation of critical projects or processes, (v) level of sales, (vi) changes in the market price of Shares, (vii) market share or (viii) strategic business criteria consisting of one or more objectives with respect to revenue, market penetration, geographic business expansion, cost targets or acquisitions or divestitures, in each case for the Company and its subsidiaries as a whole or any combination thereof. Performance goals must include a threshold level of performance below which no bonus payment shall be made, levels of performance at which specified percentages of the target bonus shall be paid, and a maximum level of performance above which no additional bonus shall be paid. The performance goals established by the Committee from among those goals described above may be (but need not be) different each plan year and different goals may be applicable to different participants.

     The performance goals shall satisfy the requirements for "qualified performance-based compensation" under Section 162(m), including the requirement that the achievement of the goals be substantially uncertain at the time they are established and that the goals be established in such a way that a third party with knowledge of the relevant facts could determine whether and to what extent the goals have been met.

     Annual Incentive Bonuses

     The Committee must certify in writing whether and the extent to which the performance goals for a plan year have been met within 120 days following the end of the plan year, and bonuses earned must be paid in cash within a reasonable period of time after the end of the plan year to participants employed on the date of payment. The actual amount of a bonus for any individual may be reduced by the Committee, based upon such factors that the

Committee deems relevant. Under the Plan, the maximum bonus payable to the Company's Chief Executive Officer for any plan year (including the value of bonus replacement options) is three times the salary midpoint for the salary grade of the Chief Executive Officer at the time the Committee establishes the performance goals, and the maximum bonus payable to the other Covered Employees for any plan year (including the value of bonus replacement options) is two times the salary midpoint for each such Covered Employee's salary grade at the time the Committee establishes the performance goals. While this maximum Plan limit for 1998 is $2,070,000 for the Chief Executive Officer and $1,674,000 for the next highest paid officer, the actual limits approved by the Compensation Committee for 1998 are $1,242,000 and $1,004,400, respectively. The limits imposed by the Plan for years after 1998 will depend upon future adjustments in salary midpoints, but in no event will the amount paid under the Plan to any officer or key employee for any plan year exceed $2,070,000, escalated after 1998 at a rate of 6% annually.

     Bonus Replacement Options

     The Committee may allow certain participants to elect to forego all or a portion of their respective cash bonuses and to receive bonus replacement options in lieu thereof. The Committee has the discretion to determine which participants will be permitted to forego bonuses and to set limits on the amount of bonuses which may be foregone. The Committee is not required to treat participants uniformly or to act on a consistent basis from year to year. Bonus replacement options are options to purchase Shares which will be granted under the Company's 1996 Stock Plan, which was approved by the Company's stockholders at the 1996 annual meeting, or any other similar plan approved by the Company's stockholders. The bonus replacement options will be governed by the 1996 Stock Plan or such other applicable plan. There are currently 1,049,957 Shares reserved for issuance under the 1996 Stock Plan.

     The Committee will specify for each Covered Employee, at the time performance goals are established for a plan year, the maximum amount of bonus, if any, that the Covered Employee may elect to forego in exchange for bonus replacement options. The Committee will also specify at such time for each such Covered Employee the method for determining the number of Shares which may be subject to the bonus replacement options and the exercise price of the options.

     Change in Control

     If a change in control of the Company (as defined below) occurs, bonuses will be treated as follows: (i) if the change in control occurs after the end of a plan year as to which the Committee has certified that the performance goals for such plan year have been met and has determined the actual bonuses to be paid (but such bonuses have not been paid), such bonuses will be immediately paid in cash; (ii) if the change in control occurs after the end of a plan year as to which the Committee has not yet certified whether the performance goals for such plan year have been met and has not yet determined the actual bonuses to be paid, the Committee will immediately certify whether the performance goals have been met and determine the bonus amount to be paid, and the bonuses will be immediately paid in cash; and (iii) if a change in control occurs during a plan year as to which target bonuses have been established (but the actual bonuses to be paid have not been determined), the plan year shall be deemed to have been completed, the target levels of performance set forth under the respective performance goals shall be deemed to have been attained, and a pro rata portion of the bonus so determined for each participant for such partial plan year shall be immediately paid in cash to each participant for whom a target bonus for such plan year was established.

     A change in control of the Company will occur upon the first to occur of the following events: (i) the "beneficial ownership" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934 (the "Exchange Act") of securities representing more than 20% of the combined voting power of the Company is acquired by any "person" (as defined in sections 13(d) and 14(d) of the Exchange
Act) (other than the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company); (ii) the stockholders of the Company approve a definitive agreement to merge or consolidate the Company with or into another corporation or to sell or otherwise dispose of all or substantially all of its assets, or adopt a plan of liquidation; or (iii) during any period of three consecutive years beginning after the completion of the Initial Public Offering, individuals who at the beginning of such period were members of the Board cease for any reason to constitute at least a majority thereof (unless the election, or the nomination for election by the Company's stockholders, of each new Director was approved by a vote of at least a majority of the Directors then still in office who were Directors at the beginning of such period).


Federal Income Tax Treatment

     The following discussion is based on the Internal Revenue Code as presently in effect, which is subject to change, and does not purport to be a complete description of the federal income tax aspects of grants under the Plan.

     Tax Deductibility under Section 162(m)

     Section 162(m) disallows a public company's deductions for employee remuneration exceeding $1,000,000 per year for the chief executive officer and the four other most highly compensated executive officers, but contains an exception for "performance-based compensation." The Plan has been drafted and is intended to be administered to enable bonuses to qualify as "performance-based compensation."

     Tax Treatment of Bonuses

     The participants will recognize ordinary compensation income in an amount equal to the bonus received. The Company generally will be entitled to a corresponding federal income tax deduction at the time of the bonus payment.

     Tax Withholding

     The Company will deduct from all bonuses paid in cash, any federal, state or local taxes required by law to be withheld with respect thereto.


Benefits Payable Under the Plan

     As indicated in the Compensation Committee Report on Executive Compensation on page 7, no bonuses were paid under the Plan, as currently in effect, for the 1997 plan year. Under the performance criteria which have been adopted by the Compensation Committee under the Plan, as amended and restated, for the 1998 plan year, no bonuses would be payable if the Company's 1998 performance is the same as its 1997 performance.


                                   PROPOSAL 3

          RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     Subject to stockholder ratification, the Board has reappointed the firm of Price Waterhouse LLP as independent public accountants to make an examination of the financial statements of the Company for the 1998 fiscal year. Price Waterhouse LLP has served as the independent public accountants of the Company since 1987. One or more representatives of Price Waterhouse LLP will be present at the Meeting and will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

     The Board recommends that stockholders vote "FOR" such ratification. Ratification will require the affirmative vote of the holders of a majority of the Shares present in person or by proxy and entitled to vote at the Meeting. In determining whether this proposal has received the requisite number of affirmative votes, abstentions will be counted and will have the same effect as a vote against the proposal and broker non-votes will have no effect.

                      STOCKHOLDER PROPOSALS AND NOMINATIONS

     In accordance with Rule 14a-8 under the Exchange Act, any stockholder proposals intended to be presented at the 1999 Annual Meeting of Stockholders must be received by the Company no later than December 28, 1998 in order to be considered for inclusion in the Proxy Statement and proxy relating to that meeting.

     Sections 8 and 9 of Article II of the Company's By-Laws provide that, in order for a stockholder to nominate a person for election to the Board or to propose any matter for consideration at an annual meeting of the Company, such stockholder must be a stockholder of record on the date the notice described below is given and on the record date for the annual meeting, and must have given timely prior written notice to the Secretary of the Company of such stockholder's intention to make such nomination or bring such matter before the meeting. To be timely, notice must be received by the Company not less than 60 days nor more than 90 days prior to the date of the annual meeting; provided, however, that in the event less than 70 days notice or prior public disclosure of the date of the annual meeting is given to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs.

     If such notice relates to a nomination, it must contain certain information about the person whom the stockholder proposes to nominate and the stockholder giving the notice, including the name, age, residence and business address, occupation, and class and number of shares of capital stock owned beneficially or of record by the proposed nominee and the name, record address and class and number of shares of capital stock owned beneficially or of record by such stockholder as well as a description of any arrangements or understandings between such stockholder and the proposed nominee pursuant to which the nomination is to be made. In addition, such notice must contain any other information related to the proposed nominee or such stockholder that would be required to be disclosed in a proxy statement. The notice must also contain a representation that such stockholder intends to appear in person or by proxy at the annual meeting to nominate the person named in such notice. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a Director if elected.

     If such notice relates to any matter other than a nomination, it must contain certain information about such matter and the stockholder who proposes to bring the matter before the annual meeting, including the name and record address of such stockholder, a brief description of the matter the stockholder proposes to bring before the meeting, the reasons for bringing such matter before the annual meeting, the class and number of Shares of capital stock owned beneficially or of record by such stockholder, any material interest of such stockholder in the matter so proposed, a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal by such stockholder and a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such matter before the meeting.

     WHEN IT BECOMES AVAILABLE, THE COMPANY WILL PROVIDE WITHOUT CHARGE TO ANY PERSON FROM WHOM A PROXY IS SOLICITED BY THE BOARD, UPON WRITTEN REQUEST, A COPY OF THE COMPANY'S 1997 ANNUAL REPORT ON FORM 10-K, INCLUDING ITS FINANCIAL STATEMENTS AND SCHEDULES (AS WELL AS EXHIBITS, IF SPECIFICALLY REQUESTED), REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. WRITTEN
REQUESTS SHOULD BE DIRECTED TO ALEXANDER L. STANTON, VICE PRESIDENT AND TREASURER, THE SPORTS AUTHORITY, INC., 3383 NORTH STATE ROAD 7, FORT LAUDERDALE, FLORIDA 33319.

                                                                       EXHIBIT A

             THE SPORTS AUTHORITY, INC. ANNUAL INCENTIVE BONUS PLAN

1.   Purposes.

     The purposes of The Sports Authority, Inc. Annual Incentive Bonus Plan (the "Plan") are to attract and retain highly-qualified executives by providing appropriate performance-based short-term incentive awards and to align executive and shareholder long-term interests by creating a direct link between executive compensation and shareholder return. An additional purpose of the Plan is to serve as a qualified performance-based compensation program under Section 162(m) of the Internal Revenue Code of 1986, as amended, in order to preserve the Company's tax deduction for compensation paid under the Plan to Covered Employees.

2.   Definitions.

     The following terms, as used herein, shall have the following meanings:

     (a) "Board" shall mean the Board of Directors of the Company.

     (b) "Bonus" shall mean any annual incentive bonus award granted pursuant to the Plan; the payment of any such award shall be contingent upon the attainment of Performance Goals with respect to a Plan Year.

     (c) "Bonus Replacement Options" shall mean options to purchase Shares which are granted pursuant to the Option Plan wholly or partially in lieu of Bonuses foregone pursuant to Section 6(d).

     (d) "Change in Control" shall mean the occurrence of an event  described in
Section 6(e).

     (e) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

     (f) "Committee" shall mean the Compensation Committee of the Board.

     (g) "Company" shall mean The Sports Authority, Inc., a corporation organized under the laws of the State of Delaware, or any successor corporation.

     (h) "Covered Employee" shall have the meaning set forth in Section 162(m)(3) of the Code (or any successor provision).

     (i) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     (j) "Option Plan" shall mean The Sports Authority, Inc. 1996 Stock Option and Restricted Stock Plan and any other plan under which stock options may be granted to employees of the Company which has been approved by the stockholders of the Company.

     (k) "Participant" shall mean an officer or other employee of the Company or one of its Subsidiaries who is eligible to participate herein pursuant to
Section 3 of the Plan and for whom a target Bonus is established with respect to the relevant Plan Year.

     (l) "Performance Goal(s)" shall mean the criteria and objectives which must be met during the Plan Year as a condition of the Participant's receipt of payment with respect to a Bonus, as described in Section 5.

     (m) "Plan" shall mean The Sports Authority, Inc. Annual Incentive Bonus Plan, as amended from time to time.

     (n) "Plan Year" shall mean the Company's fiscal year.

     (o) "Shares" shall mean common shares, $.01 par value, of the Company.

     (p) "Subsidiary" shall mean any subsidiary of the Company which is designated by the Board or the Committee to have any one or more of its employees participate in the Plan.

3.   Eligibility.

     All Covered Employees and such other Company officers and key employees of the Company and its Subsidiaries as are designated by the Committee shall participate in the Plan. In determining the persons to whom Bonuses shall be granted, the Committee shall take into account such factors as the Committee shall deem relevant in connection with accomplishing the purposes of the Plan.

4.   No Shares Subject to the Plan.

     No Shares of the Company shall be reserved for, or issued under, the Plan. To the extent that Bonuses are foregone and Bonus Replacement Options are granted in lieu thereof, such Bonus Replacement Options shall be granted under, and the Shares issuable upon exercise of such Bonus Replacement Options shall be issued under, and subject to the terms and conditions of, the Option Plan.

5.   Performance Goals.

     (a) In General. Performance Goals may be expressed in terms of (i) the Company's return on equity, assets, capital or investment, (ii) pre-tax or after-tax profit levels, (iii) expense reduction levels, (iv) implementation of critical projects or processes, (v) level of sales, (vi) changes in market price of the Shares, (vii) market share, or (viii) strategic business criteria consisting of one or more objectives with respect to revenue, market penetration, geographic business expansion, cost targets or acquisitions or divestitures, in each case for the Company and its Subsidiaries as a whole or any combination thereof. To the extent applicable, any such Performance Goal shall be determined in accordance with generally accepted accounting principles and reported upon by the Company's independent accountants. Performance Goals shall include a threshold level of performance below which no Bonus payment shall be made, levels of performance at which specified percentages of the target Bonus shall be paid, and a maximum level of performance above which no additional Bonus shall be paid. The Performance Goals established by the Committee may be (but need not be) different each Plan Year and different goals may be applicable to different Participants.

     (b) Establishment of Performance Goals. For each Plan Year, the Committee shall establish in writing (i) the objective Performance Goals that must be met during such Plan Year in order for Bonus payments to be made under the Plan for such Plan Year, (ii) the threshold, target and maximum Bonus payments that may be made if the Performance Goals are met, (iii) for each Covered Employee, the maximum amount of Bonus which may be foregone in exchange for Bonus Replacement Options pursuant to Section 6(d) and the method for determining (A) the number of Shares subject to such Bonus Replacement Options and (B) the exercise price thereof, and (iv) any other conditions that the Committee deems appropriate and consistent with the Plan and Section 162(m) of the Code. The Committee shall take such actions no later than the earlier of (i) 90 days after the beginning of the Plan Year or (ii) the date on which 25% of the Plan Year has been completed, or such other date as may be required or permitted under applicable regulations under Section 162(m) of the Code. The Performance Goals shall satisfy the requirements for "qualified performance-based compensation" under
Section 162(m) of the Code, including the requirement that the achievement of the goals be substantially uncertain at the time they are established and that the goals be established in such a way that a third party with knowledge of the relevant facts could determine whether and to what extent the Performance Goals have been met.

     (c) Certification with Respect to Performance Goals. The Committee shall certify in writing whether and the extent to which the Performance Goals for each Plan Year have been met within 120 days following the end of such Plan Year.

6.   Bonuses.

     (a) In General. A Participant's target Bonus for each Plan Year shall be expressed as either a dollar amount or as a percentage of the salary midpoint for the Participant's salary grade as in effect at any time during the Plan Year; provided that the salary midpoint used to determine the target Bonus of each Covered Employee shall be the salary midpoint for such Covered Employee in effect at the time the Committee establishes the Performance Goals for such Plan Year pursuant to Section 5(b). Unless otherwise provided by the Committee in its discretion in connection with terminations of employment or except as set forth in Section 6(e), payment of a Bonus for a particular Plan Year shall be made only if and to the extent the Performance Goals with respect to such Plan Year are attained and only if the Participant is employed by the Company or one of its Subsidiaries on the date of payment of the Bonus. The actual amount of a Bonus payable under the Plan shall be determined as a percentage of the Participant's target Bonus, which percentage shall vary depending upon the extent to which the Performance Goals have been attained and may be lesser than, greater than, or equal to 100%. The Committee may, in its discretion, reduce or eliminate the amount payable to any Participant (including a Covered Employee), in each case based upon such factors as the Committee may deem relevant, but shall not increase the amount payable to any Covered Employee.

     (b) Special Limitation on Certain Bonuses. Notwithstanding anything to the contrary contained in this Section 6, the actual Bonus paid to the Company's Chief Executive Officer under the Plan for any Plan Year (including the value of Bonus Replacement Options granted as provided in Section 6(d)) may not exceed three times the salary midpoint for the salary grade of the Chief Executive Officer, as in effect at the time the Committee establishes the Performance Goals for such Plan Year pursuant to Section 5(b), as such salary grade midpoint is determined by the Committee based on competitive data, including a survey of comparable companies; and the Bonus for each other Covered Employee under the Plan (including the value of Bonus Replacement Options granted as provided in Section 6(d)) may not exceed two times the salary midpoint for such Covered Employee's salary grade, as in effect at the time the Committee establishes the Performance Goals for such Plan Year pursuant to Section 5(b).

     (c) Time of Payment. Unless otherwise determined by the Committee, or except as provided in Section 6(e), all payments in respect of Bonuses granted hereunder shall be made within a reasonable period after the end of the Plan Year. In the case of Participants who are Covered Employees, unless otherwise determined by the Committee in connection with terminations of employment and except as provided in Section 6(e) hereof, such payments shall be made only after achievement of the Performance Goals has been certified in writing by the Committee pursuant to Section 5(c) and the Committee has informed each Covered Employee of the amount of his or her Bonus.

     (d) Form of Payment. Except as provided in Section 6(e), the Committee may in its discretion allow certain Participants to elect to forego all or a portion of their respective Bonuses and to receive Bonus Replacement Options in lieu thereof. The Committee shall have sole discretion to determine which
Participants will be allowed to forego Bonuses as provided above and to set limits on the amount of each Bonus which may be foregone. The Committee shall not be required to treat Participants uniformly or to act on a consistent basis from one Plan Year to the next.

     (e) Change in Control. Notwithstanding any other provision of the Plan to the contrary, (i) if a "Change in Control" of the Company (as defined in this Section 6(e)) shall occur following a Plan Year as to which the Committee has certified that the Performance Goals have been met and has determined the actual Bonuses to be paid (but such Bonuses have not yet been paid), such Bonuses shall be paid immediately in cash, (ii) if a Change in Control shall occur following a Plan Year as to which the Committee has not yet certified whether the Performance Goals have been met and determined the actual Bonuses to be paid, the Committee shall immediately certify whether the Performance Goals have been met and shall immediately determine the actual Bonuses to be paid, and such Bonuses shall be immediately paid in cash, and (iii) if a Change in Control shall occur during a Plan Year as to which target Bonuses have been established but the actual Bonuses to be paid have not yet been determined, such Plan Year shall be deemed to have been completed, the target levels of performance set forth under the respective Performance Goals shall be deemed to have been attained, and a pro rata portion of the Bonus so determined for each Participant for such partial Plan Year (based on the number of full and partial months which have elapsed with respect to such Plan Year) shall be paid immediately in cash to each Participant for whom a target Bonus for such Plan Year was established.

     For purposes of this Section 6, a Change in Control of the Company shall occur upon the first to occur of the following:

          (i) the "beneficial ownership" (as defined in Rule 13d-3 under the Exchange Act) of securities representing more than 20% of the combined voting power of the Company is acquired by any "person," as defined in sections 13(d) and 14(d) of the Exchange Act (other than the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company), or

          (ii) the shareholders of the Company approve a definitive agreement to merge or consolidate the Company with or into another corporation or to sell or otherwise dispose of all or substantially all of its assets, or adopt a plan of liquidation, or

          (iii) during any period of three consecutive years beginning after the completion of the initial public offering of the Shares, individuals who at the beginning of such period were members of the Board cease for any reason to constitute at least a majority thereof (unless the election, or the nomination for election by the Company's shareholders, of each new director was approved by a vote of at least a majority of the directors then still in office who were directors at the beginning of such period).

7.   Administration.

     The Plan shall be administered by the Committee. The Committee shall have the authority in its sole discretion, subject to and not inconsistent with the express provisions and limitations contained in the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to grant Bonuses; to determine the persons to whom and the time or times at which Bonuses shall be granted; to determine the terms, conditions, restrictions and performance criteria relating to any Bonus (including the partial payment of any Bonus upon a Participant's termination of employment due to death or disability); to make adjustments in the Performance Goals in response to changes in applicable laws, regulations, or accounting principles to the extent permitted by Section 162(m); to adjust compensation payable upon attainment of Performance Goals; to construe and interpret the Plan and any Bonus; to prescribe, amend and rescind rules and regulations relating to the Plan; and to make all other determinations, including factual determinations, deemed necessary or advisable for the administration of the Plan.

     The Committee shall consist of two or more persons each of whom may be an "outside director" within the meaning of Section 162(m) of the Code. The Committee may appoint a chairperson and a secretary and may make such rules and regulations for the conduct of its business as it shall deem advisable, and shall keep minutes of its meetings. All determinations of the Committee shall be made by a majority of its members either present in person or participating by conference telephone at a meeting or by unanimous written consent. The Committee may delegate to one or more of its members or to one or more agents such administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. All decisions, determinations and interpretations of the Committee shall be final and binding on all persons, including the Company, the Participant (or any person claiming any rights under the Plan from or through any Participant) and any shareholder.

     No member of the Board or the Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Bonus granted hereunder.

8.   General Provisions.

     (a) Compliance with Legal Requirements. The Plan and the granting of Bonuses, and the other obligations of the Company under the Plan shall be subject to all applicable federal and state laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required.

     (b) No Right To Continued Employment. Nothing in the Plan or in any Bonus granted shall confer upon any Participant the right to continue in the employ of the Company or any of its Subsidiaries or to be entitled to any remuneration or benefits not set forth in the Plan or to interfere with or limit in any way the right of the Company to terminate such Participant's employment.

     (c) Withholding Taxes. The Company or Subsidiary employing any Participant shall deduct from all payments and distributions under the Plan any taxes required to be withheld by federal, state or local governments.

     (d) Amendment and Termination of the Plan. The Board may at any time and from time to time alter, amend, suspend, or terminate the Plan in whole or in part; provided, however, that no amendment which requires stockholder approval in order for the Plan to continue to comply with Code Section 162(m) shall be effective unless the same shall be approved by the requisite vote of the shareholders of the Company. Additionally, the Committee may make such amendments as it deems necessary to comply with other applicable laws, rules and regulations. Notwithstanding the foregoing, no amendment shall affect adversely any of the rights of any Participant, without such Participant's consent, under any Bonus theretofore granted under the Plan.

     (e) Participant Rights. No Participant shall have any claim to be granted any Bonus under the Plan, and there is no obligation for uniformity of treatment for Participants.

     (f) Unfunded Status of Bonuses. The Plan is intended to constitute an "unfunded" plan for incentive compensation. With respect to any payments which at any time are not yet made to a Participant pursuant to a Bonus, nothing contained in the Plan or any Bonus shall give any such Participant any rights that are greater than those of a general creditor of the Company.

     (g) Governing Law. The Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Delaware without giving effect to the choice of law principles thereof, except to the extent that such law is preempted by federal law.

     (h)  Interpretation.  The Plan is  designed  and  intended  to comply  with
Section 162(m) of the Code, to the extent applicable, and all provisions hereof shall be construed in a manner to so comply.

     (i) Effective Date. The Plan shall become effective on March 19, 1998, subject to approval by the affirmative vote of the holders of a majority of the Shares present or represented and entitled to vote at the 1998 annual meeting of stockholders of the Company, and any actions taken by the Committee with respect to Bonuses for the 1998 Plan Year shall be subject to such approval.

     (j) Term. No Bonus may be granted under the Plan with respect to any Plan Year after fiscal year 2002.

Appendix

                           THE SPORTS AUTHORITY, INC.
                                      PROXY
                       1998 ANNUAL MEETING OF STOCKHOLDERS
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Jack A. Smith, Martin E. Hanaka, Richard J. Lynch, Jr. and each of them, the true and lawful attorneys, agents for and in the name of the undersigned, with full power of substitution, for and in the name of the undersigned, to vote all shares of Common Stock the undersigned is entitled to vote at the 1998 Annual Meeting of Stockholders of THE SPORTS AUTHORITY, INC. to be held on May 28, 1998 at 9:00 a.m., at the Company's corporate headquarters located at 3383 North State Road 7, Fort Lauderdale, Florida 33319, and at any and all adjournments thereof, on the following matters:


1. The election of Jack A. Smith, Julius W. Erving, Martin E. Hanaka and W. Mitt Romney as Class I Directors to serve until the Annual Meeting of Shareholders in 2001 or until their successors are duly elected and qualified; except vote withheld from the following nominee(s)
     ______________________.

                    |_| FOR        |_| WITHHOLD VOTE

2.   Approval of the amendment and  restatement  of the Annual  Incentive  Bonus
     Plan,

                    |_| FOR        |_| AGAINST         |_| ABSTAIN

3. Ratification of the appointment of Price Waterhouse LLP as the Company's independent public accountants for the 1998 fiscal year; and

                    |_| FOR        |_| AGAINST         |_| ABSTAIN

4. In their discretion, on any other matters which may properly come before the Annual Meeting or any adjournment or postponements thereof.

                    |_| I PLAN TO ATTEND THE ANNUAL MEETING OF STOCKHOLDERS.

                           (continued from other side)



                                        THIS PROXY, WHEN PROPERLY EXECUTED, WILL
                                        BE VOTED IN THE MANNER  DIRECTED  HEREIN
                                        BY THE  UNDERSIGNED  STOCKHOLDER.  IF NO
                                        DIRECTION  IS GIVEN,  THIS PROXY WILL BE
                                        VOTED "FOR" ITEMS 1, 2 AND 3.

                                        Dated: ______________________ , 1998

                                        ____________________________________

                                        ____________________________________


IMPORTANT: Please sign exactly as your name appears hereon. If stock is registered in more than one name, each holder should sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation or partnership, the proxy should be signed in full corporate or partnership name by a duly authorized officer or partner as applicable.